As filed with the Securities and Exchange Commission on March 16, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0556376 (I.R.S. Employer Identification No.)

2003 Gateway Place, Suite 150, San Jose, California (Address of Principal Executive Offices)	95110-1002 (Zip Code)
CEVA, INC.
Amended and Restated 2002 Employee Stock Purchase Plan
(Full Title of the Plan)
Gideon Wertheizer
Chief Executive Officer
CEVA, Inc.
2003 Gateway Place, Suite 150
San Jose, CA 95110-1002
(Name and Address of Agent for Service)
408/514-2900
(Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 California Street
San Francisco, CA 94105

Calculation of Registration Fee

Title of Securities to	Number of Shares to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered	Registered	Offering Price per Share	Aggregate Offering Price	Registration Fee

Common Stock	500,000 (1)	$7.225(2)	$3,612,500(2)	$110.90(2)

(1) This Registration Statement on Form S-8 registers 500,000 shares of the Registrant’s Common Stock issuable under the Amended and Restated 2002 Employee Stock Purchase Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Registrant’s Common Stock on the Nasdaq National Market on March 12, 2007.

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the Registrant’s Amended and Restated 2002 Employee Stock Purchase Plan, which are the same class as those previously registered on Form S-8 on November 27, 2002 (File No. 333-101553). The contents of the aforementioned Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Certain Documents by Reference
     CEVA, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 16, 2007.

(b)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 000-49842) filed with the SEC on October 18, 2002, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, 0.001 par value (the “Common Stock”).
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Specimen copy of certificate of shares of common stock of the Registrant (1)

5.1	Opinion of Morrison & Foerster llp as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster llp (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 30, 2002 (Commission File No. 333-97353).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 16, 2007.

CEVA, INC.
By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES
     Each person whose signature appears below constitutes and appoints Gideon Wertheizer and Yaniv Arieli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.
     Further, pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gideon Wertheizer Gideon Wertheizer	Chief Executive Officer (Principal Executive Officer)	March 16, 2007

/s/ Yaniv Arieli Yaniv Arieli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2007

/s/ Peter McManamon Peter McManamon	Chairman of the Board of Directors	March 16, 2007

Signature	Title	Date

/s/ Eliyahu Ayalon Eliyahu Ayalon	Director	March 16, 2007

/s/ Zvi Limon Zvi Limon	Director	March 16, 2007

/s/ Bruce Mann Bruce Mann	Director	March 12, 2007

/s/ Sven-Christen Nilsson Sven-Christen Nilsson	Director	March 16, 2007

/s/ Louis Silver Louis Silver	Director	March 16, 2007

/s/ Dan Tocatly Dan Tocatly	Director	March 16, 2007

Exhibit Index

Exhibit No.	Description

4.1	Specimen copy of certificate of shares of common stock of the Registrant (1)

5.1	Opinion of Morrison & Foerster llp as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster llp (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
(1)	Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 30, 2002 (Commission File No. 333-97353).